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                       [CMS ENERGY LETTERHEAD]                     Exhibit 8


December 23, 1997

CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126


Ladies and Gentleman

     Reference is made to the prospectus, (the"Prospectus"), which constitutes part of the registration statement on Form S-4 (the"Registration Statement"), to be filed by CMS Energy Corporation ("CMS Energy") with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended, for the registration of 7 3/8% Unsecured Notes due 2000, Series B of CMS Energy (the "Exchange Notes").


     I am of the opinion that the statements set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain United States federal income tax consideration that may be relevant to the prospective holders of the Exchange Notes.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                                     Very Truly Yours


                                                     /s/ Theodore J. Vogel
                                                     ----------------------
                                                     Theodore J. Vogel